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                                                                 Exhibit 10.17.3

              AMENDMENT TO THE CITICORP DEFERRED COMPENSATION PLAN

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         As of September 28, 2001 (except as otherwise expressly set forth below), the Citicorp Deferred Compensation Plan (the "Plan"), which became effective October 1995, is hereby amended as follows:

1. Effective November 1, 2000, the second sentence of paragraph 5.3 of the Plan was amended to read in its entirety as follows:

      "As of November 1, 2000, the valuation date for determining credits to lump sum payments following Retirement and to installment payments shall be December 31 of the year preceding the year in which such payments will be made."

2. The third sentence of paragraph 6.2 of the Plan shall be amended to read in its entirety as follows:

      "Payment of Mandatory Deferral Account Balances under this paragraph 6.2 shall not apply to any portion of the Mandatory Deferral Account for which the Participant elected, prior to January 1, 2000, a continuing deferral under paragraph 6.7."

3. The third sentence of paragraph 6.3.2 of the Plan, which reads "The participant shall not be allowed to elect a continuing deferral under
      Section 6.7," shall be deleted in its entirety.

4. The third sentence of paragraph 6.4 of the Plan, which reads "Neither the Participant nor the Participant's Beneficiary shall be allowed to elect a continuing deferral under paragraph 6.7," shall be deleted in its entirety.

5. The third sentence of paragraph 6.5 of the Plan, which reads "The Participant shall not be allowed to elect a continuing deferral under paragraph 6.7," shall be deleted in its entirety.

6. The third sentence of paragraph 6.6 of the Plan, which reads "The Participant shall not be allowed to elect a continuing deferral under paragraph 6.7," shall be deleted in its entirety.

7. Effective January 1, 2000, paragraph 6.7 of the Plan was deleted in its entirety and replaced with the following new paragraph 6.7:

      "As of January 1, 2000, Participants may not elect to postpone distribution of the Mandatory Deferral Account Balance attributable to such deferred Variable Compensation Award by having such amount credited to a Voluntary Deferral Account."

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8.    Effective January 1, 2001, the following new paragraph 6.8 of the Plan was adopted:

      "As of January 1, 2001, if a Participant is re-hired by the Corporation after leaving the Corporation for any reason, the Participant's account will be adjusted as of the re-hire date and the Participant's employment status in the Plan will be returned to active. The account will be adjusted by taking the current dollar value of the account by plan year and dividing it by the average of the high and low price of Citigroup common stock on the re-hire date in order to reassign stock units. However, if the calculation results in a higher number of stock units than the participant had upon termination, the account will be reinstated with the same number of stock units that the Participant had upon termination. Once stock units have been reassigned, the account will be credited with dividend equivalents on a quarterly basis and reflect the market performance of Citigroup common stock. The Corporation shall pay to the Participant the Mandatory Deferral Account Balance accrued as per the Normal Payment provisions in paragraph 6.2."